Exhibit 10.3

OREXIGEN THERAPEUTICS, INC.

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

FEBRUARY 15, 2013

This Amendment No. 1 is intended to modify the SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) dated June 14, 2011 by and between OREXIGEN THERAPEUTICS, INC. (“Orexigen” or the “Company”) with its principal place of business located at 3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA 92037 and MICHAEL A. NARACHI (“Executive”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

The parties hereto, intending to be legally bound, agree to modify the Agreement as follows (the “Amendment”):

1.	Article IV, Section 4.1 of the Agreement shall be amended and restated in its entirety as follows:

“Term Limitation for Severance and Change in Control Benefits. The term for the Severance Benefits and Change in Control Benefits provided for in this Article IV herein shall commence on the Effective Date and shall continue through March 31, 2016 (the “Expiration Date”). If this Article IV is not amended or renewed by the Compensation Committee of the Company’s Board prior to the Expiration Date, this Article IV (including Executive’s right to receive the Severance Benefits and Change in Control Benefits contained herein), shall terminate automatically on such Expiration Date; provided, however, that if this Article IV terminates pursuant to this Section 4.1, the remainder of this Agreement will remain in full force and effect.

2.	The Agreement and this Amendment represent the complete and entire understanding between the parties regarding the subject matter hereof and supersede all prior negotiations, representations or agreements, either written or oral, regarding this subject matter. The Agreement and this Amendment cannot be modified or amended except in a writing signed by an appropriate officer of the Company and Executive.

3.	This Amendment and the rights and obligations of the parties hereunder shall be governed by the laws of the State of California, without regard to the conflicts of law provisions thereof.

4.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

5.	Except for the matters set forth in this Amendment, all other terms of the Agreement shall remain unchanged and in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date set forth above.

OREXIGEN THERAPEUTICS, INC.

By:	/s/ Eckard Weber, M.D.
Name: Eckard Weber, M.D.
Title: Chairman of the Board of Directors

Accepted and agreed:

/s/ Michael A. Narachi
Michael A. Narachi